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                                                                   Exhibit 10.14


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") dated as of May 1st, 2001 is entered into between Student Advantage, Inc., a Delaware corporation (the "Company") and BayStar International, Ltd. (the "Purchaser").

         WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which the Company has agreed to sell 500,000 shares (the "Initial Shares") of common stock of the Company, $.01 par value per share (the "Common Stock") and a warrant to purchase an additional 200,000 shares of Common Stock (the "Warrant"); and

         WHEREAS, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration of the Initial Shares and the shares of Common Stock issuable upon exercise of the Warrant (together with the Initial Shares, the "Shares") under the Securities Act of 1933, as amended (the "Securities Act");

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Registration of the Shares. The Company shall file with the Securities and Exchange Commission (the "SEC"), within 90 days following the Closing (as defined in the Purchase Agreement), a registration statement on Form S-3 covering the resale to the public by the Purchaser of the Shares (the "Purchaser Registration Statement"). The Company shall use commercially reasonable efforts to cause the Purchaser Registration Statement to be declared effective by the SEC as soon as practicable. The Company shall cause the Purchaser Registration Statement to remain effective until the date one year after the date of the Closing (the "Closing Date") or such earlier time as all of the Shares covered by the Purchaser Registration Statement have been sold pursuant thereto.

2.       Limitations on Registration Rights.

         (a) The Company may, by written notice to the Purchaser signed by the President or Chief Executive Officer of the Company, (i) delay the filing or effectiveness of the Purchaser Registration Statement for a period of not more than 120 days or (ii) suspend the Purchaser Registration Statement after effectiveness and require that the Purchaser immediately cease sales of shares pursuant to the Purchaser Registration Statement, in the event that (A) the Company files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a public offering of its securities, (B) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Board of Directors of the Company determines in good faith that it would be detrimental to the Company for such Purchaser Registration Statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, or (C) any financial statements required to be
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included in the Purchaser Registration Statement, due to a merger, acquisition or other transaction entered into by the Company, are not available despite commercially reasonable efforts by the Company to obtain such financial statements.

         (b) If the Company delays or suspends the Purchaser Registration Statement or requires the Purchaser to cease sales of shares pursuant to paragraph (a) above, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, notify the Purchaser of such termination and take such actions as may be necessary to file or reinstate the effectiveness of the Purchaser Registration Statement and/or give written notice to the Purchaser authorizing it to resume sales pursuant to the Purchaser Registration Statement. If as a result thereof the prospectus included in the Purchaser Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the Purchaser given pursuant to this paragraph
(b), and the Purchaser shall make no offers or sales of shares pursuant to the Purchaser Registration Statement other than by means of such revised prospectus.

3.       Registration Procedures.

         (a) In connection with the filing by the Company of the Purchaser Registration Statement, the Company shall furnish to the Purchaser a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

         (b) The Company shall use its best efforts to register or qualify the Shares covered by the Purchaser Registration Statement under the securities laws of each state of the United States; provided, however, that the Company shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

         (c) If the Company has delivered preliminary or final prospectuses to the Purchaser and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested by the Company, the Purchasers shall immediately cease making offers or sales of shares under the Purchaser Registration Statement and return all prospectuses to the Company. The Company shall promptly provide the Purchaser with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Purchaser shall be free to resume making offers and sales under the Purchaser Registration Statement.

         (d) The Company shall pay the expenses incurred by it in complying with its obligations under Sections 1, 2 and 3, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Purchaser in connection with sales under the Purchaser Registration Statement and (ii) the fees and expenses of any counsel retained by the Purchaser.

4. Requirements of the Purchaser. The Company shall not be required to include any Shares in the Purchaser Registration Statement unless:


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         (a)      the Purchaser furnishes to the Company in writing such
information regarding the Purchaser and the proposed sale of the Shares by the Purchaser as the Company may reasonably request in writing in connection with the Purchaser Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

         (b) the Purchaser shall have provided to the Company its written agreement:

                  (i) to indemnify the Company and each of its directors and officers against, and hold the Company and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Company or such directors and officers may become subject by reason of any statement or omission in the Purchaser Registration Statement made in reliance upon, or in conformity with, a written statement by the Purchaser furnished pursuant to this Section 4(b)(I); and

                  (ii) to report to the Company sales made pursuant to the Purchaser Registration Statement.

5. Indemnification. The Company agrees to indemnify and hold harmless the Purchaser against any losses, claims, damages, expenses or liabilities to which the Purchaser may become subject by reason of any untrue statement of a material fact contained in the Purchaser Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Company by or on behalf of the Purchaser for use in the Purchaser Registration Statement. The Company shall have the right to assume the defense and settlement of any claim or suit for which the Company may be responsible for indemnification under this Section 5.

6. Termination. All of the Company's obligations to register the Shares under this Agreement shall terminate on the earlier of (a) the first anniversary of the date of this Agreement or (b) the date on which all of the Shares have been sold by the Purchaser.

7. Assignment of Rights. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser to any affiliate to whom the Shares may be transferred pursuant to the terms of the Purchase Agreement, and such transferee shall be deemed a "Purchaser" for the purposes of this Agreement; provided that such transferee provides written notice of such assignment to the Company and agrees to be bound in writing hereby.

8. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

9. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

10. Payments by the Company. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable, but in any event not later than


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the one hundred fiftieth (150th) day after the Closing Date (the "Registration
Deadline"). If the Registration Statement covering the Shares is not declared effective by the SEC by the Registration Deadline then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 10 as relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Shares (which remedy shall be exclusive of any other remedies available at law or in equity). The Company shall pay to the holder of the Shares an amount equal to $10,000 (ten thousand dollars) per month (prorated for partial months) after the Registration Deadline and prior to the date the Registration Statement is first declared effective by the SEC; provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Investors in the Registration Statement. Such amounts shall be paid by the Company in cash. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period (the "Registration Payment Period").

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

12. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopy or via a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or delivery by telecopy, or three business days after being sent, if sent by reputable express courier.

                                    If to the Company:

                                    Student Advantage, Inc.
                                    280 Summer Street
                                    Boston, MA  02210
                                    Attention:  General Counsel

                                    with a copy to:

                                    Mark G. Borden, Esq.
                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA 02109

                                    If to the Purchaser:

                                    BayStar International, Ltd.
                                    c/o BayStar Management, LLC
                                    1500 West Market Street
                                    Mequon, WI 53092
                                    Attention: Colin M. Lancaster


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13.      Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

14. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

15. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          STUDENT ADVANTAGE, INC.

                                          By:    /s/ Raymond V. Sozzi, Jr.
                                                 -----------------------------

                                          Title: President
                                                 -----------------------------


                                          BAYSTAR INTERNATIONAL, LTD.

                                          By:    /s/ Michael G. Roth
                                                 -----------------------------

                                          Title: Investment Manager
                                                 -----------------------------


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